Morris, Nichols, Arsht & Tunnell llp
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347

(302) 658-9200
(302) 658-3989 FAX

October 18, 2017

Miller/Howard High Income Equity Fund
324 Upper Byrdcliffe Road
Woodstock, NY 12498

Re:          Miller/Howard High Income Equity Fund
Ladies and Gentlemen:

We have acted as special Delaware counsel to Miller/Howard High Income Equity Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of the Shares of the Trust.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 24, 2014 (the “Governing Instrument”).
In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Registration Statement on Form N-2 of the Trust (Registration Nos. 333-220004 and 811-22553) as filed on August 16, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as amended by Pre-effective Amendments No. 1 and No. 2  under the Securities Act and Amendments No. 11 and 12 under the Investment Company Act thereto filed on October 13, 2017 and October 17, 2017, respectively, with the Commission (as so amended, the “Registration Statement”), including the Prospectus of the Trust included in the Registration Statement (the “Prospectus”); Post-Effective Amendment No. 1 to Registration Statement No. 333-220004 under the Securities Act and Amendment No. 13 to Registration Statement No. 811-22553 under the Investment Company Act on Form N-2 of the Trust to be filed with the Commission on or about the date hereof (the “Post-Effective Amendment”); a form of the Capital on Demand™ Sales Agreement (the “Sales Agreement”) among the Trust, Miller/Howard Investments, Inc. and Jones Trading Institutional Services LLC; the Certificate of Trust of the Trust (then named Miller/Howard Fund) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 21, 2011, as amended by the Certificate of Amendment thereto (reflecting a change in its name to Miller/Howard High Dividend Fund) as filed in the State Office on June 27, 2011, as amended by the Certificate of Amendment thereto (reflecting a change in its name to Miller/Howard High Income Equity Fund) as filed in the State Office on September 5, 2014; the Governing Instrument; the Declaration of Trust of the Trust dated as of April 21, 2011, as amended by the Amendment thereto dated as of June 27, 2011;

Miller/Howard High Income Equity Fund
October 18, 2017

resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on July 21, 2011 (the “Organizational Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on September 16, 2014 (the “September Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on October 28, 2014 (the “October Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on July 20, 2017 (the “July 2017 Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on September 11, 2017 (the “September 2017 Resolutions” and, together with the Organizational Resolutions, the September Resolutions, the October Resolutions and the July 2017 Resolutions, the “Resolutions”); and the By-Laws of the Trust effective as of October 28, 2014 (the “By-Laws” and, together with the Governing Instrument, the Resolutions, the Sales Agreement, the Registration Statement and the Post-Effective Amendment, the “Governing Documents”).  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption by the Trustees of the Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for the Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of the Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust or any Series or Class thereof; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (viii) the taking of all appropriate action by the Trustees to designate the Series and Classes of Shares covered by the Registration Statement and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (ix) that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (x) that the Shares referenced in the Prospectus are the Shares covered by the Registration Statement; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.  We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to, or inconsistent with the opinions expressed herein.

Miller/Howard High Income Equity Fund
October 18, 2017

No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares covered by the Registration Statement, when issued and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares.
We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Post-Effective Amendment and to the use of our name under the heading “Legal Matters” in the Post-Effective Amendment.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder or any person or entity granted reliance in the following sentence) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent; provided, that in the event that Shearman & Sterling LLP delivers its opinion to the Trust on or about the date hereof, which opinion addresses any matters of Delaware law addressed herein, it may rely on this opinion in connection therewith.
Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering